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                      Exhibit 11
                      BMJ Medical Management, Inc.
                      Computation of Per Share Earnings


                                                                  December 31,                    June 30,
                                                                     1996                  1996               1997
                                                                  ------------------------------------------------------

Net loss                                                          $ (1,109,379)       $     (52,000)     $  (1,876,000)
                                                                  ------------------------------------------------------
Weighted average common shares outstanding                             966,721              361,538          1,625,000

Shares related to Staff Accounting Bulletin No. 83(1):

     Common stock                                                    9,102,479            9,102,479          9,102,479
     Common stock options                                            1,303,000            1,303,000          1,303,000
     Common stock warrants                                             254,165              254,165            254,165
     Convertible preferred stock                                     4,184,740            4,184,740          4,184,740
                                                                  ------------------------------------------------------
                                                                    15,811,105           15,205,922         16,469,384
                                                                  ------------------------------------------------------
                                                                  ------------------------------------------------------
Net loss per common share                                         $      (0.07)       $       (0.00)     $       (0.11)
                                                                  ------------------------------------------------------
                                                                  ------------------------------------------------------

(1) Common share equivalents (stock options, warrants and convertible preferred stock) are excluded from the computation of loss per share as their effect is antidilutive, except that, pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, common stock options and warrants issued and common and convertible preferred stock sold in the 12 months preceding the offering date have been included in the calculation as if outstanding for all periods presented.